Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States

+1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

May 19, 2021

Tuesday Morning Corporation

6250 LBJ Freeway

Dallas, Texas 75240

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Tuesday Morning Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,769,231 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to equity awards (the “Inducement Awards”) made outside of the Company’s long term incentive plans.

In connection with the opinion expressed herein, we have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement, (ii)  the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (iii) the forms of award agreements relating to the Shares (the “Award Agreements”), and (iv) such other certificates, instruments and documents as we have considered necessary for purposes of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and further limitations set forth below, we are of the opinion that the Shares are duly authorized and that when (i) the Registration Statement becomes effective under the Securities Act, and (ii) the Shares have been duly issued, delivered and paid for in accordance with the terms of the Award Agreements, the Shares will be validly issued, fully paid and non-assessable.

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Tuesday Morning Corporation

May 19, 2021

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Inducement Awards by at least the number of Shares which may be issued in connection with the Inducement Awards and we have assumed that such condition will remain true at all future times relevant to this opinion.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws). We do not express any opinion herein on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP